UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2018 (October 18, 2018)

Caleres, Inc.

(Exact name of registrant as specified in its charter)

New York	1-2191	43-0197190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 854-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2018 (the “Closing Date”), Caleres, Inc. (the “Company”) entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”) with the equity holders of Vionic Group LLC and Vionic International LLC (the “Equity Sellers”), VCG Holdings Ltd., a Cayman Islands corporation, as asset seller (the “Asset Seller”, and together with the Equity Sellers, the “Sellers”), Christopher T. Gallagher and Daniel M. Sanner, solely in their capacity as Sellers’ representative, and, solely with respect to specified provisions, Christopher T. Gallagher and C. Bruce Campbell (the “Individual Parties”), pursuant to which the Company acquired the comfort footwear brand Vionic. Pursuant to the Purchase Agreement, the Company acquired all of the outstanding equity interests of Vionic Group LLC and Vionic International LLC and certain related intellectual property from the Asset Seller on the Closing Date for an aggregate purchase price of approximately $360.0 million in cash, subject to certain adjustments provided for in the Purchase Agreement (the “Purchase Price”).

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature; however, the Sellers’ obligation to indemnify the Company for breaches of the representations and warranties contained in the Purchase Agreement is limited to certain representations and warranties. The Company purchased a representations and warranties insurance policy, under which it may seek coverage for breaches of Sellers’ representations and warranties, subject to customary exclusions and retention amounts. With respect to certain breaches of other representations and warranties by Sellers and certain other claims specified in the Purchase Agreement, the parties have agreed to customary indemnification provisions, subject to certain customary exclusions and caps. The parties have entered into an escrow agreement providing for various escrows to be used to satisfy certain post-closing indemnification obligations of Sellers, as well as any post-closing adjustments to the Purchase Price as described above and certain sales tax matters.

The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included in this report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Sellers or the Vionic Entities (as defined in the Purchase Agreement). The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided above in response to Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company maintains a revolving credit facility (the “Credit Agreement”) for working capital needs in an aggregate amount of up to $600.0 million, with the option to increase by up to $150.0 million. On October 18, 2018, in connection with the consummation of the Vionic acquisition, the Company borrowed approximately $360.0 million to fund the Purchase Price and related fees and expenses.

Some of the lenders under the Credit Agreement and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, as amended, a copy of which is attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 18, 2018, the Company issued a press release (the “Press Release”) announcing the Vionic acquisition pursuant to the Purchase Agreement described in Item 1.01 above. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The required financial statements will be filed as an amendment to this Current Report on Form 8-K/A not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) is not included in this initial report on Form 8-K. The required pro forma financial information will be filed as an amendment to this Current Report on Form 8-K/A not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1†	Equity and Asset Purchase Agreement, dated October 18, 2018, by and among Caleres, Inc., the Equity Sellers (as defined therein), VCG Holdings Ltd., Christopher T. Gallagher and Daniel M. Sanner, solely in their capacity as Sellers’ Representative (as defined therein), and Christopher T. Gallagher and C. Bruce Campbell, solely with respect to specified provisions.

10.1	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of July 20, 2015 (the “Credit Agreement”), among the Company, as lead borrower for itself and on behalf of certain of its subsidiaries, and Bank of America, N.A., as lead issuing bank, administrative agent and collateral agent, Wells Fargo Bank, National Association, as an issuing bank, Wells Fargo Bank, National Association, as syndication agent, JPMorgan Chase Bank, N.A. and SunTrust Bank, as co-documentation agents, and the other financial institutions party thereto, as lenders, as incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K dated and filed July 20, 2015.

10.2	Second Amendment to Fourth Amended and Restated Credit Agreement, dated August 17, 2016, among the Company, as lead borrower for itself and on behalf of certain of its subsidiaries, and the financial institutions party thereto, incorporated herein by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended July 30, 2016.

99.1	Press Release, dated October 18, 2018, announcing the Vionic acquisition.

†

The Company has omitted the schedules to this Exhibit in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.

Date: October 19, 2018	By:	/s/ Thomas C. Burke
Thomas C. Burke
Vice President, General Counsel and Secretary